                                                                    EXHIBIT 99.4



                           CONSENT OF DIRECTOR NOMINEE



         I, William L. Harvey, hereby consent to being named in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 to which this consent is an exhibit as a person who will become, subject to my election by the shareholders of Summit Brokerage Services, Inc. ("Summit Brokerage"), a director of Summit Brokerage. I also consent to being referred to in the Proxy Statement/Prospectus as a director of Summit Financial Services Group, Inc., subject to my election as a director of Summit Brokerage.



                                              /s/ William L. Harvey
                                              -----------------------------
                                              William L. Harvey



Dated: November 5, 2003.